UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

December 4, 2006

GLOBAL INNOVATION CORP.
(Exact name of registrant as specified in its charter)
Delaware	000-30794	20-5268517
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

901 Hensley Lane Wylie, Texas	75098
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (214) 291-1427

Integrated Performance Systems, Inc.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a material Definitive Agreement.

On December 7, 2006, Best Circuit Boards, Inc., a wholly owned subsidiary of the Registrant announced the signing of a $2.5 million, two year supply agreement with AMX, LLC of Richardson, Texas a copy of which is attached to the Form 8-K as Exhibit 10.1. A press release with the full announcement was issued December 7, 2006 and is attached to the Form 8-K as Exhibit 99.1

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 4, 2006, the Registrant issued a press release announcing the appointment of J. Brent Nolan to President and Chief Operating Officer. Mr. Nolan was previously Vice President and Chief Operating Officer. A press release with the full announcement is attached to the Form 8-K as Exhibit 99.2.

Item 9.01  Financial Statements and Exhibits.
(d)	Exhibits.

Number		Description

10.1		Supply Agreement between Best Circuit Boards, Inc. and AMX, LLC dated December 1, 2006.

99.1		Press release issued December 7, 2006

99.2		Press release issued December 4, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL INNOVATION CORP.

Dated: December 7, 2006	By:	/s/ BRAD J. PETERS
	Name:	Brad J. Peters
	Title:	Vice President and Chief Financial Officer